UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2007

DARDEN RESTAURANTS, INC.

Florida	1-13666	59-3305930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Lake Ellenor Drive, Orlando, Florida 32809

(Address of principal executive offices) (Zip Code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2007, Darden Restaurants, Inc. (‘we,’ ‘us’ or the ‘Company’) entered into (i) a $750 million revolving Credit Agreement dated as of September 20, 2007 (the ‘Revolving Credit Agreement’) with Bank of America, N.A. (‘BOA’), as administrative agent, and the lenders (the ‘Revolving Credit Lenders’) and other agents party thereto and (ii) a $1.15 billion 364-Day Credit Agreement (the ‘Interim Facility Credit Agreement’ and together with the Revolving Credit Agreement, the ‘Credit Agreements’) with BOA, as administrative agent, and the lenders party thereto. We refer to the credit facility under the Revolving Credit Agreement as the ‘Revolving Credit Facility’, the credit facility under the Interim Facility Credit Agreement as the ‘Interim Credit Facility’, and the two together as the ‘Credit Facilities’. The Revolving Credit Agreement is filed as Exhibit 10.1 to this Report, and the Interim Facility Credit Agreement is filed as Exhibit 10.2 to this Report.

The Credit Facilities are senior unsecured debt obligations of the Company. Both Credit Agreements contain customary representations, affirmative and negative covenants (including limitations on liens and subsidiary debt, and a maximum consolidated lease adjusted total debt to total capitalization ratio of 0.75 to 1.00) and events of default usual for credit facilities of the type. The Interim Credit Agreement requires mandatory prepayments in the event of asset sales or debt issuances, subject to certain exceptions and thresholds.

The Interim Credit Facility matures 364 days from the closing date. Up to the full amount of the Interim Credit Facility may be converted into a revolving credit facility in order to support commercial paper issued to reduce the outstanding amount of the Interim Credit Facility. Proceeds of the Interim Credit Facility may only be used to finance the previously announced acquisition of RARE Hospitality International, Inc. (the ‘RARE Acquisition’) and related fees and expenses, to repay certain existing debt and to support commercial paper issuances used to repay loans under the Interim Credit Facility. The Revolving Credit Facility matures on September 20, 2012, and the proceeds may be used for commercial paper back-up, working capital and capital expenditures, the refinancing of certain indebtedness, the partial financing of the RARE Acquisition as well as general corporate purposes. The Revolving Credit Facility also contains a sublimit of $150 million for the issuance of letters of credit. The borrowings and letters of credit obtained under the Revolving Credit Agreement may be denominated in U.S. Dollars, Euro, Sterling, Yen, Canadian Dollars and each other currency approved by the Revolving Credit Lenders. The Company may elect to increase the commitments under the Revolving Credit Facility by up to $250 million (to an aggregate amount of up to $1.0 billion), subject to the Company obtaining commitments from new and existing lenders for the additional amounts.

The loans under the Interim Credit Facility and the Revolving Credit Facility will bear interest at a rate equal to LIBOR plus a margin determined by reference to a ratings-based pricing grid, or the base rate (which is defined as the higher of the Bank of America prime rate and the Federal Funds rate plus 0.50%). Assuming a ‘triple-B flat’ equivalent credit rating level, the applicable margin under the Interim Credit Facility will be 0.32%, and the applicable margin under the Revolving Credit Facility will be 0.35%. The Revolving Credit Facility also contains a $100 million sublimit for competitive bid loans. Each Credit Facility requires that we pay a facility fee (ranging from 0.070% to 0.175%, based on our ratings) and, in the event that the outstanding amounts under the applicable Credit Facility exceed 50% of such Credit Facility, a utilization fee (ranging from 0.050% to 0.150%, based on our ratings).

As of September 20, 2007, $175 million was outstanding under the Revolving Credit Agreement. The Interim Credit Facility will become available to us upon the consummation of (and will be used to fund the purchase of shares pursuant to) the tender offer (the ‘RARE Tender Offer’) that is part of the RARE Acquisition. The Revolving Credit Agreement replaced our Prior Credit Agreement described below under Item 1.02.

Certain of the initial Revolving Credit Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees. Certain of the initial Revolving Credit Lenders were parties to our Prior Credit Agreement described below under Item 1.02. To hedge our exposure on particular securities, we have from time to time entered into transactions involving derivative instruments, such as swaps, with BOA, Wells Fargo Bank, National Association (‘Wells Fargo’) and SunTrust Bank (‘SunTrust’). Wachovia Bank, N.A. (‘Wachovia’) serves as the transfer agent and registrar for our common stock, the sponsor and administrator of our Direct Advantage Investment Program and our central bank for cash concentration and electronic payments. Wachovia Bank of Georgia, N.A., an affiliate of Wachovia, is the lender under the ESOP loan agreement under which $17,808,000 million was outstanding as of September 21, 2007. SunTrust serves as custodian for the outstanding shares of treasury stock held by us and provides account processing services for several corporate banking accounts including accounts maintained to settle share repurchase transactions. Wells Fargo is the trustee under our indenture dated as of January 1, 1996 (the ‘Indenture’) pursuant to which we have debt securities outstanding, and has been appointed registrar and paying agent with respect to those outstanding debt securities. Banc of America Securities LLC (an affiliate of BOA), Wachovia Capital Markets, LLC (an affiliate of Wachovia), SunTrust Capital Markets, Inc. (an affiliate of SunTrust), Wells Fargo Securities, LLC (an affiliate of Wells Fargo), Comerica Securities, Inc. (an affiliate of Comerica Bank) and Fifth Third Securities, Inc. (an affiliate of Fifth Third Bank) underwrote the sale of $300 million aggregate principal amount of our senior notes issued under the Indenture on August 12, 2005, and have underwritten from time to time in the past, and may in the future underwrite, the issuance of debt securities under the Indenture. Wells Fargo is the depository for the RARE Tender Offer. Wachovia is Trustee under the Darden Savings Plan (which includes our 401(k) plan) and administrator of the Darden Restaurants, Inc. FlexComp Plan non-qualified deferred compensation plan. Lehman Brothers (an affiliate of Lehman Brothers FSB) is the dealer manager for the RARE Tender Offer and serves as our financial advisor in connection with the RARE Acquisition.

The foregoing description of the Credit Agreements is qualified in its entirety by reference to the full text of the Credit Agreements, which are attached as Exhibit 10.1 (the Revolving Credit Agreement) and Exhibit 10.2 (the Interim Facility Credit Agreement) to this Report and are incorporated in this Report by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Upon execution of the Credit Agreements described under Item 1.01 above, effective September 20, 2007, we terminated our prior $500 million Credit Agreement, dated as of August 16, 2005 (the ‘Prior Credit Agreement’), by and among us, Wachovia Bank, National Association, as administrative agent, and the lenders party thereto (in such capacity, the ‘Prior Banks’) and repaid all loans outstanding thereunder. A brief description of any material relationships between us and the administrative agent and the lenders under the Prior Credit Agreement, other than in respect of the Prior Credit Agreement, is provided under Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above under Item 1.01 of this Report, on September 20, 2007, we entered into (i) a $750 million Revolving Credit Agreement and (ii) a $1,150 million Interim Facility Credit Agreement. As of September 20, 2007, $175,000,000 was outstanding under the Revolving Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Report:

10.1	Credit Agreement, dated as of September 20, 2007, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	364-Day Credit Agreement, dated as of September 20, 2007, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Darden Restaurants, Inc.
(Registrant)

Date: September 21, 2007	By:	/s/ Paula J. Shives
	Name:	Paula J. Shives
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Credit Agreement, dated as of September 20, 2007, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	364-Day Credit Agreement, dated as of September 20, 2007, among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent.